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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2013

TRIMAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 631-5450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 16, 2013, TriMas Corporation (the “Company”) issued 5,175,000 shares of its common stock, par value $0.01 per share (the “Shares”) at an offering price to the public of $35.40 per share pursuant to an underwriting agreement, dated September 10, 2013 (the “Underwriting Agreement”) by and among the Company, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC as representatives of the several Underwriters listed on Schedule I to the Underwriting Agreement. The offering of the Shares was conducted pursuant to the Company’s effective shelf registration statement filed with the Securities and Exchange Commission on Form S–3 (Registration No. 333–172525) (the “Registration Statement”). In connection with the offering of the Shares, the Company’s executive officers, directors and certain significant stockholders have entered into 45-day lock-up agreements in the form included in the Underwriting Agreement. Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional 675,000 shares of its common stock. The Underwriters exercised such option in full on September 11, 2013, and such additional shares are included in the Shares. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 1.1 to this report. The opinion of Cahill Gordon & Reindel LLP, relating to the validity of the Shares offered and sold pursuant to the Underwriting Agreement, is filed as Exhibit 5.1 to this report. The Company is filing the Underwriting Agreement and the opinion as exhibits to this report for the purpose of incorporating them as exhibits to the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished or filed, as applicable, herewith:

Exhibit No.	Description

1.1	Underwriting Agreement

5.1	Opinion of Cahill Gordon & Reindel LLP

23.1	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date: September 16, 2013	By:	/s/ Joshua A. Sherbin

	Name:	Joshua A. Sherbin

	Title:	Vice President, General Counsel and Corporate Secretary